Registration No. 333-130091

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AVANEX CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	94-3285348
(State of incorporation)	(I.R.S. Employer Identification Number)

Avanex Corporation

40919 Encyclopedia Circle

Fremont, California

(510) 897-4188

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mark Weinswig

Interim Chief Financial Officer

AVANEX CORPORATION

40919 Encyclopedia Circle

Fremont, California

(510) 897-4188

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

SIGNATURES

EXPLANATORY NOTE:

REMOVAL OF SECURITIES FROM REGISTRATION

The offering contemplated by this Registration Statement on Form S-3 (the “Registration Statement”) has terminated. Pursuant to the undertakings contained in Part II of the Registration Statement, the Registrant is removing from registration, by means of this Post-Effective Amendment No. 1 to the Registration Statement, any securities registered under the Registration Statement which remained unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on August 29, 2008.

AVANEX CORPORATION

By:	/s/ MARK WEINSWIG

Mark Weinswig
Vice President, Finance and Treasurer and Interim Chief Financial Officer